Exhibit 99.1

The Manitowoc Company Reports Second-Quarter 2022 Results

Second-quarter 2022 Highlights

•
Net sales of $497.2 million, up 7.2% year-over-year
•
Adjusted EBITDA(1) margin of 7.3%
•
Backlog of $947.8 million, up 28.8% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported second-quarter net income of $15.1 million, or $0.42 per diluted share. Second-quarter adjusted net income(1) was $7.4 million, or $0.21 per diluted share.

Net sales in the second-quarter increased 7.2% year-over-year to $497.2 million and were unfavorably impacted by $27.9 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $36.4 million, a decrease of $4.3 million from the prior year, of which $2.7 million is related to changes in foreign currency exchange rates.

Second-quarter orders were $434.0 million, a 19.2% decrease from the prior year. Orders were unfavorably impacted by $22.6 million from changes in foreign currency exchange rates. Backlog ended the second quarter at $947.8 million, a decrease of 8.3% sequentially. Backlog was unfavorably impacted by $24.4 million from changes in foreign currency exchange rates.

“Our second quarter results reflect our team's solid operational performance and diligent cost management amid challenging macroeconomic conditions. While our backlog remains elevated due to continued supply chain constraints, order intake began to trend down. It is clear that ongoing global economic uncertainty is causing our customers to remain cautious when committing to future orders,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“As we enter the second half of the year, inflation, rising interest rates, and geopolitical tensions will continue to hinder customer confidence. Yet, we remain on track to deliver the low-end of our adjusted EBITDA guidance," continued Ravenscroft. "Despite the challenging outlook, we are committed to our four breakthrough initiatives which enable our CRANES+50 strategy and position us to capitalize on the eventual crane renaissance. We look forward to showcasing our progress at the upcoming bauma trade show this October," concluded Ravenscroft.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its second-quarter earnings results on Friday, August 5, 2022, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share ("Adjusted DEPS"), EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
•
actions of competitors;
•
changes in raw material and commodity prices;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;
•
geo-political events, including the ongoing conflict between Russia and Ukraine, has had and may continue to lead to market disruptions, including significant volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets and result in higher than expected charges to curtail the Company's operations in Russia;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures, or other significant transactions;
•
unanticipated changes in revenues, margins, and costs;
•
geographic factors and political and economic conditions and risks;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and six months ended June 30, 2022 and 2021

(In millions, except per share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$497.2	$463.6	$956.2	$817.9
Cost of sales	408.5	373.2	782.5	659.1
Gross profit	88.7	90.4	173.7	158.8
Operating costs and expenses:
Engineering, selling and administrative expenses	69.3	63.6	135.8	121.3
Amortization of intangible assets	0.8	0.1	1.6	0.2
Restructuring (income) expense	0.3	—	0.4	(0.1)
Total operating costs and expenses	70.4	63.7	137.8	121.4
Operating income	18.3	26.7	35.9	37.4
Other income (expense):
Interest expense	(7.9)	(7.3)	(15.3)	(14.4)
Amortization of deferred financing fees	(0.3)	(0.3)	(0.7)	(0.7)
Other income (expense) - net	(2.1)	2.8	(2.3)	0.7
Total other expense - net	(10.3)	(4.8)	(18.3)	(14.4)
Income before income taxes	8.0	21.9	17.6	23.0
Provision (benefit) for income taxes	(7.1)	4.0	(0.6)	8.2
Net income	$15.1	$17.9	$18.2	$14.8

Per Share Data
Basic net income per common share	$0.43	$0.51	$0.52	$0.42

Diluted net income per common share	$0.42	$0.50	$0.51	$0.42

Weighted average shares outstanding - basic	35,283,969	34,903,657	35,208,349	34,856,950
Weighted average shares outstanding - diluted	35,550,942	35,602,042	35,564,882	35,460,779

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of June 30, 2022 and December 31, 2021

(In millions, except share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$42.5	$75.4
Accounts receivable, less allowances of $5.6 and $7.3, respectively	227.2	236.1
Inventories — net	668.9	576.8
Notes receivable — net	14.3	16.7
Other current assets	33.6	36.8
Total current assets	986.5	941.8

Property, plant and equipment — net	322.2	358.8
Operating lease right-of-use assets	35.8	40.6
Goodwill	247.3	249.7
Other intangible assets — net	132.5	139.6
Other non-current assets	33.5	44.7
Total assets	$1,757.8	$1,775.2
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$455.5	$413.4
Short-term borrowings and current portion of long-term debt	13.5	7.3
Product warranties	48.1	49.0
Customer advances	28.0	28.7
Other liabilities	21.4	22.6
Total current liabilities	566.5	521.0
Non-Current Liabilities:
Long-term debt	379.7	399.9
Operating lease liabilities	25.5	29.2
Deferred income taxes	1.0	6.5
Pension obligations	67.3	69.4
Postretirement health and other benefit obligations	11.6	12.1
Long-term deferred revenue	16.8	22.9
Other non-current liabilities	36.2	51.8
Total non-current liabilities	538.1	591.8
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,178,217 and 35,056,252 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	602.5	602.4
Accumulated other comprehensive loss	(131.1)	(102.4)
Retained earnings	246.1	227.9
Treasury stock, at cost (5,615,766 and 5,737,731 shares, respectively)	(64.7)	(65.9)
Total stockholders' equity	653.2	662.4
Total liabilities and stockholders' equity	$1,757.8	$1,775.2

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and six months ended June 30, 2022 and 2021

(In millions)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income	$15.1	$17.9	$18.2	$14.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	15.6	9.7	31.7	19.7
Amortization of intangible assets	0.8	0.1	1.6	0.2
Stock-based compensation expense	0.9	2.3	4.0	4.8
Amortization of deferred financing fees	0.3	0.3	0.7	0.7
Gain on sale of property, plant and equipment	(1.1)	—	(1.1)	(0.1)
Net unrealized foreign currency transaction (gains) losses	4.4	(1.1)	5.8	(0.8)
Income tax benefit from change in reserve of uncertain tax positions	(11.9)	—	(11.7)	—
Deferred income taxes	0.9	0.1	0.9	1.0
Other	0.9	3.6	0.9	3.6
Changes in operating assets and liabilities
Accounts receivable	8.5	(38.9)	0.8	(15.5)
Inventories	(39.8)	(2.7)	(109.2)	(62.2)
Notes receivable	0.4	1.6	3.4	3.9
Other assets	(1.5)	(16.8)	(1.1)	(11.4)
Accounts payable	6.5	32.0	61.1	85.4
Accrued expenses and other liabilities	0.1	0.8	(0.3)	5.6
Net cash provided by operating activities	0.1	8.9	5.7	49.7
Cash Flows from Investing Activities:
Capital expenditures	(8.1)	(7.4)	(16.8)	(15.4)
Proceeds from sale of property, plant and equipment	1.4	0.1	1.4	0.1
Acquisition of businesses	2.3	—	2.3	—
Net cash used for investing activities	(4.4)	(7.3)	(13.1)	(15.3)
Cash Flows from Financing Activities:
Payments on revolving credit facility	—	—	(20.0)	—
Other debt - net	(1.5)	(7.0)	(2.3)	(7.8)
Debt issuance and other debt related costs	(1.8)	—	(1.8)	—
Exercise of stock options	—	4.4	0.1	5.2
Common stock repurchases	(1.9)	—	(1.9)	—
Net cash used for financing activities	(5.2)	(2.6)	(25.9)	(2.6)
Effect of exchange rate changes on cash and cash equivalents	0.4	1.0	0.4	(2.0)
Net increase (decrease) in cash and cash equivalents	(9.1)	—	(32.9)	29.8
Cash and cash equivalents at beginning of period	51.6	158.5	75.4	128.7
Cash and cash equivalents at end of period	$42.5	$158.5	$42.5	$158.5

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income plus the addback or subtraction of restructuring and certain other charges. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. The reconciliation of net income and diluted net income per share to adjusted net income and Adjusted DEPS for the three and six months ended June 30, 2022 and 2021 are summarized as follows. All dollar amounts are in millions, except per share amounts.

	Three Months Ended June 30,
	2022			2021
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$88.7	$1.1	$89.8	$90.4	$—	$90.4
Engineering, selling and administrative expenses (2)	(69.3)	0.3	(69.0)	(63.6)	4.2	(59.4)
Amortization of intangible assets	(0.8)	—	(0.8)	(0.1)	—	(0.1)
Restructuring expense (3)	(0.3)	0.3	—	—	—	—
Operating income	18.3	1.7	20.0	26.7	4.2	30.9
Interest expense	(7.9)	—	(7.9)	(7.3)	—	(7.3)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.3)	—	(0.3)
Other income (expense) - net (4)	(2.1)	0.5	(1.6)	2.8	—	2.8
Income before income taxes	8.0	2.2	10.2	21.9	4.2	26.1
(Provision) benefit for income taxes (5)	7.1	(9.9)	(2.8)	(4.0)	(0.9)	(4.9)
Net income	$15.1	$(7.7)	$7.4	$17.9	$3.3	$21.2

Diluted net income per share	$0.42		$0.21	$0.50		$0.60

(1)
The adjustment in 2022 represents fair value step up of rental fleet assets sold during the period that was expensed within cost of sales.
(2)
The adjustment in 2022 represents one-time costs associated with the acquired businesses and other one-time charges. The adjustment in 2021 represents the addback of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture and one-time acquisition related costs.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2022 represents the write-off of other debt related costs.
(5)
The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), and (4), the removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and the establishment of a valuation allowance due to the Company's curtailment of operations in Russia. The adjustment in 2021 represents the net income tax impact of item (2).

	Six Months Ended June 30,
	2022			2021
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$173.7	$2.3	$176.0	$158.8	$—	$158.8
Engineering, selling and administrative expenses (2)	(135.8)	(4.3)	(140.1)	(121.3)	4.6	(116.7)
Amortization of intangible assets	(1.6)	—	(1.6)	(0.2)	—	(0.2)
Restructuring income (expense) (3)	(0.4)	0.4	—	0.1	(0.1)	—
Operating income	35.9	(1.6)	34.3	37.4	4.5	41.9
Interest expense	(15.3)	—	(15.3)	(14.4)	—	(14.4)
Amortization of deferred financing fees	(0.7)	—	(0.7)	(0.7)	—	(0.7)
Other income (expense) - net (4)	(2.3)	0.5	(1.8)	0.7	0.6	1.3
Income before income taxes	17.6	(1.1)	16.5	23.0	5.1	28.1
(Provision) benefit for income taxes (5)	0.6	(8.7)	(8.1)	(8.2)	(0.9)	(9.1)
Net income	$18.2	$(9.8)	$8.4	$14.8	$4.2	$19.0

Diluted net income per share	$0.51		$0.24	$0.42		$0.54

(1)
The adjustment in 2022 represents fair value step up of rental fleet assets sold during the period that was expensed within cost of sales and other one-time costs associated with the acquired businesses.
(2)
The adjustment in 2022 represents one-time costs associated with the acquired businesses, the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. The adjustment in 2021 represents the addback of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture and one-time acquisitions related costs.
(3)
Represents adjustments for restructuring income (expense).
(4)
The adjustment in 2022 represents the write-off of other debt related costs. The adjustment in 2021 represents costs associated with a legal matter.
(5)
The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), and (4), the removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and establishment of a valuation allowance due to the Company's curtailment of operations in Russia. The adjustment in 2021 represents the net income tax impact of items (2), (3), and (4).

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash flow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three and six months ended June 30, 2022 and 2021 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$0.1	$8.9	$5.7	$49.7
Capital expenditures	(8.1)	(7.4)	(16.8)	(15.4)
Free cash flows	$(8.0)	$1.5	$(11.1)	$34.3

EBITDA, Adjusted EBITDA, and Adjusted Operating Income

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other income (expense), and certain other charges. The Company defines adjusted operating income as operating income plus the addback or subtraction of restructuring and certain other charges. The reconciliation of net income to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income for the three and six months ended June 30, 2022 and 2021 and trailing twelve months, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve
	2022	2021	2022	2021	Months
Net income	$15.1	$17.9	$18.2	$14.8	$14.4
Interest expense and amortization of deferred financing fees	8.2	7.6	16.0	15.1	31.3
Provision (benefit) for income taxes	(7.1)	4.0	(0.6)	8.2	(2.7)
Depreciation expense	15.6	9.7	31.7	19.7	57.5
Amortization of intangible assets	0.8	0.1	1.6	0.2	2.8
EBITDA	32.6	39.3	66.9	58.0	103.3
Restructuring (income) expense	0.3	—	0.4	(0.1)	(0.6)
Asset impairment expense	—	—	—	—	1.9
Other non-recurring charges (1)	1.4	4.2	(2.0)	4.6	15.2
Other (income) expense - net (2)	2.1	(2.8)	2.3	(0.7)	2.0
Adjusted EBITDA	36.4	40.7	67.6	61.8	121.8
Depreciation expense	(15.6)	(9.7)	(31.7)	(19.7)	(57.5)
Amortization of intangible assets	(0.8)	(0.1)	(1.6)	(0.2)	(2.8)
Adjusted operating income	20.0	30.9	34.3	41.9	61.5
Restructuring (income) expense	(0.3)	—	(0.4)	0.1	0.6
Asset impairment expense	—	—	—	—	(1.9)
Other non-recurring charges (1)	(1.4)	(4.2)	2.0	(4.6)	(15.2)
Operating income	$18.3	$26.7	$35.9	$37.4	$45.0

Adjusted EBITDA margin percentage	7.3%	8.8%	7.1%	7.6%	6.6%
Adjusted operating income margin percentage	4.0%	6.7%	3.6%	5.1%	3.3%

(1)
Other non-recurring charges for the three months ended June 30, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, and other one-time charges. Other non-recurring charges for the six months ended June 30, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. Other non-recurring charges for the three and six months ended June 30, 2021 relate to a loss from a write-off on a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture and one-time acquisitions costs. Other non-recurring charges for the trailing twelve months relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, costs associated with a legal matter with the U.S. Environmental Protection Agency, income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. Other non-recurring charges are included in cost of sales or engineering, selling and administrative expenses in the Condensed Consolidated Statements of Operations.
(2)
Other (income) expense - net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters, and other items in the three, six, and trailing twelve months ended June 30, 2022 and the three and six months ended June 30, 2021.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805